Exhibit 99.1

Investor Contact:
The Ruth Group
Lee Roth Tel: 646-536-7012 lroth@theruthgroup.com Media Contact: The Ruth Group Melanie Sollid-Penton Tel: 646-536-7023 msollid@theruthgroup.com

CorMedix Announces First Sales of Neutrolin® in the European Union

BRIDGEWATER, N.J., December 12, 2013 -- CorMedix Inc. (NYSE MKT: CRMD), a pharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of cardio-renal and infectious disease, today announced that it has received approval to commence sales of its Neutrolin® catheter lock solution in Germany from the Hessian District President. As previously disclosed, the Company has received orders from several dialysis centers and now has begun fulfilling these orders today.

“The final regulatory approval and official commercialization of Neutrolin is a noteworthy milestone for CorMedix and the culmination of several years of tireless work on the part of our team, both in the United States and Germany,” said Randy Milby, Chief Executive Officer of CorMedix. “Our pre-commercial marketing efforts were strong, and we received encouraging feedback from both dialysis centers and private practice nephrologists which resulted in a number of orders.  With this approval, we have begun shipping Neutrolin to the dialysis centers so their patients can begin receiving the benefits of this important therapy.”

“The progression of our key strategic initiatives since receiving CE Mark approval for Neutrolin early in the second half of 2013 has CorMedix poised for strong growth as we enter the New Year. We believe that 2014 could be a transformational year for our Company as we continue working to grow the business in Europe, the Middle East and other geographies and create shareholder value,” Milby said.

In conjunction with ongoing sales and marketing of Neutrolin in Germany, the Company’s 2014 strategic plan includes expanding Neutrolin sales into other targeted EU countries and other markets. Additionally, CorMedix will pursue label expansion for Neutrolin beyond its primary indication of hemodialysis, oncology, ICU, total parenteral nutrition and peritoneal dialysis.

The Neutrolin solution, which received CE Mark approval as a Class III device, includes the standard of care concentration of an anti-coagulant and a highly potent, very broad-spectrum antimicrobial (antibacterial and antifungal) combination that is active against common microbes including antibiotic-resistant strains and inhibits the formation of biofilm. As a catheter lock solution, Neutrolin has been proven to significantly reduce the incidence of catheter related bloodstream infections (CRBIs) as well as maintain catheter patency by inhibiting thrombosis, reducing the need for systemic antibiotics and prolonging central venous catheter life.

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About CorMedix

CorMedix Inc. is a commercial-stage pharmaceutical company that seeks to in-license, develop and commercialize therapeutic products for the prevention and treatment of cardiac, renal and infectious diseases. CorMedix's first commercial product  is Neutrolin®, a catheter lock solution for the prevention of catheter related bloodstream infections and maintenance of catheter patency in tunneled, cuffed, central venous catheters used for vascular access in hemodialysis patients. Please see the company's website at www.cormedix.com for additional information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or CorMedix's prospects, future financial position, future revenues and projected costs should be considered forward-looking. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, including: risks of launch and market acceptance of our products; obtaining regulatory approvals to conduct clinical trials and to commercialize CorMedix's product candidates; the risks and uncertainties associated with CorMedix’s ability to manage its limited cash resources; obtaining additional financing to support CorMedix's research and development and clinical activities and operations; CorMedix's ability to maintain its listing on the NYSE MKT; the outcome of clinical trials of CorMedix's product candidates and whether they demonstrate these candidates' safety and effectiveness; CorMedix's ability to enter into and maintain collaborations with third parties for its development programs; CorMedix's dependence on its collaborations and its license relationships; achieving milestones under CorMedix's collaborations; CorMedix's dependence on preclinical and clinical investigators, preclinical and clinical research organizations, manufacturers and consultants; and protecting the intellectual property developed by or licensed to CorMedix. These and other risks are described in greater detail in CorMedix's filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.